Exhibit 99.1

Contacts:	Investors: Michael Polyviou/Peter Schmidt
Ralph Harms	(212) 850-5748
Transmeta Corporation	Media: Lisa Cradit
(408) 919-3000	(212) 850-5642
TRANSMETA REPORTS SECOND QUARTER 2006 RESULTS
Exceeds first half financial guidance; reiterates full year guidance
SANTA CLARA, CA. — August 8, 2006 — Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing technologies, today announced financial results for the fiscal 2006 second quarter ended June 30, 2006.
Highlights for the 2006 Second Quarter
•	Generated first half revenue of $28.8 million, exceeding first half guidance of $27.0 million

•	Recorded second quarter revenue of $9.3 million, compared to $24.7 million in the second quarter of 2005

•	Managed operating cash flow to negative $7.9 million for the first half, outperforming prior guidance of $10 million or less of negative cash flow

•	Announced key involvement in Microsoft FlexGo Program with a specialized version of the Efficeon processor and reference platform for pay-as-you-go and subscription based computing in emerging markets

•	Signed an exclusive agreement with AMD to market and provide a FlexGo-enabled version of the Efficeon processor in emerging markets under the AMD brand

•	Presented recent research data confirming the benefits of LongRun2 power management technologies at the Spring Processor Forum in San Jose and the Japan Processor Forum
“In the second quarter of 2006 we exceeded our financial guidance with respect to our financial results, and we added materially to our business potential with our major announcements relating to Microsoft and AMD,” commented Arthur L. Swift, president and CEO. “Our relationships with these industry leaders deliver on our continuing goal to drive Transmeta’s technology into high volume market segments by leveraging licensing, customized processor development and synergistic engineering services.”
“We believe that the combination of Transmeta’s unique microprocessor technology, AMD’s worldwide consumer brand and Microsoft’s FlexGo technology for pay-as-you-go computing offers the potential to bring affordable solutions quickly to market for the hundreds of millions of prospective computing users in emerging markets,” continued Swift.
Financial Update
Revenue for the second quarter of 2006 was $9.3 million, as compared to $24.7 million in the second quarter of 2005. This $24.7 million included $10.0 million of license revenue and an incremental $6.7 million of product revenue. Gross margin for the second quarter was 38.6%, as compared to a gross margin of 67.1% for the second quarter of 2005. The decline in gross margin in the second quarter of 2006 was principally due to the absence of license revenue. The Company had a net loss of $8.5 million, or a net loss of $0.04 per share, for the second quarter of 2006, as compared with a net income of $6.8 million, or net income of $0.04 per share, in the second quarter of 2005.
The Company’s cash, cash equivalents and short term investments at June 30, 2006 totaled $52.2 million. In addition, the Company has a debt-free balance sheet.
Guidance
The Company is reiterating its full year guidance for FY2006:
•	Full year revenue within a range of $48.0 to $58.0 million

•	Net loss of $26 million to $16 million, or a loss of $0.13 to $0.08 per share, which includes non-cash charges of $7 million of patent amortization and $6 million of stock option compensation expense

•	Full year negative operating cash flow of $28 million to $20 million
“Since the end of the first quarter we have secured further engineering work with Sony and as a result we have somewhat better visibility into the lower end of our range for 2006 revenue expectations based on our current contractual commitments,” concluded Swift. “We are very encouraged by these commitments we have received from Sony and recent developments with other customers.”
Conference Call
As previously announced, Transmeta’s management will host a conference call at 5:00 p.m. Eastern time / 2:00 p.m. Pacific time to discuss the operating performance for the quarter. The conference call will be available live over the Internet at the investor relations section of Transmeta’s website at www.transmeta.com. To listen to the conference call, please dial (913) 312-1296. A recording of the conference call will be available starting one hour after the completion of the call until 11:59 p.m. Pacific time on August 14, 2006. The phone number to access the recording is (888) 203-1112, and the passcode is 5284273. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.
About Transmeta Corporation
Transmeta Corporation develops and licenses innovative computing, microprocessor and semiconductor technologies and related intellectual property. Founded in 1995, we first became known for designing, developing and selling our highly efficient x86-compatible software-based microprocessors, which deliver a balance of low power consumption, high performance, low cost and small size suited for diverse computing platforms. We now also provide, through strategic alliances and under contract, engineering services that leverage our microprocessor design and development capabilities. In addition to our microprocessor product and services businesses, we also develop and license advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.
Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions, specific conditions and volatility in the markets that we address, the risk that we might not successfully negotiate any additional agreements to provide engineering services, the potential loss of key technical and business personnel, practical challenges in modifying our business model, our ability to satisfy the continued listing requirements of the Nasdaq Stock Market, the adoption and market acceptance of our products and technologies by current and potential customers and licensees, our inability to predict or ensure that third parties will license our technologies or use our technologies to generate royalties, the rescheduling or cancellation of significant customer orders, difficulties in developing or manufacturing our products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K, 10-Q and 8-K, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Transmeta is a trademark of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

Transmeta Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2006	December 31, 2005 (1)
ASSETS
Current assets:
Cash and cash equivalents	$21,344	$27,659
Short-term investments	30,866	28,811
Accounts receivable	366	1,686
Inventories	440	265
Prepaid and other current assets	2,094	2,279

Total current assets	55,110	60,700

Property, plant and equipment, net	1,372	1,623
Patents and patent rights, net	12,657	16,080
Other assets	921	911

TOTAL ASSETS	$70,060	$79,314

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,228	$1,521
Accrued compensation and benefits	3,748	3,279
Deferred income, net	5,485	5,937
Accrued other	1,792	2,109
Advances from customers	2,431	7,260
Accrued restructuring costs	1,804	1,803

Total current liabilities	16,488	21,909

Long-term accrued restructuring costs	1,640	2,453

Total liabilities	18,128	24,362

Stockholders’ equity:
Common stock	720,176	713,129
Treasury stock	(2,439)	(2,439)
Accumulated other comprehensive loss	(146)	(195)
Accumulated deficit	(665,659)	(655,543)

Total stockholders’ equity	51,932	54,952

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,060	$79,314

(1)	Derived from the Company’s audited financial statements as of December 31, 2005, included in the Company’s Form 10-K filed with the Securities and Exchange Commission.

TRANSMETA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2006	2005	2006	2005
Revenue:
Product	$361	$7,068	$950	$13,474
License	—	10,000	—	10,000
Service	8,970	7,634	27,890	8,082

Total revenue	9,331	24,702	28,840	31,556

Cost of revenue
Product (1)	(62)	3,950	100	8,702
License	—	25	—	25
Service (1)	5,795	4,152	16,676	4,313

Total cost of revenue	5,733	8,127	16,776	13,040

Gross profit	3,598	16,575	12,064	18,516

Operating expenses:
Research and development (1)	4,769	2,991	8,021	15,213
Selling, general and administrative (1)	6,043	4,996	11,587	12,952
Restructuring charges	96	46	170	1,355
Amortization of intangible assets	1,712	1,711	3,423	3,422
Stock compensation	—	(14)	—	(48)

Total operating expenses	12,620	9,730	23,201	32,894

Operating loss	(9,022)	6,845	(11,137)	(14,378)
Interest income and other, net	590	93	1,093	339
Interest expense	(37)	(106)	(72)	(214)

Net loss	$(8,469)	$6,832	$(10,116)	$(14,253)

Net loss per share — basic and diluted	$(0.04)	$0.04	$(0.05)	$(0.08)

Weighted average shares outstanding — basic	195,725	189,848	194,682	189,848

Weighted average shares outstanding — diluted	195,725	190,081	194,682	189,848

(1) Includes stock-based compensation charges as follows:
Cost of product revenue	$5	$—	$9	$—
Cost of service revenue	763	—	1,364	—
Research and development	403	—	661	—
Selling, general and administrative	739	—	1,193	—

Total stock-based compensation	$1,910	$—	$3,227	$—